Exhibit 23

                               ARTHUR ANDERSEN LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





     As independent public accountants, we hereby consent to the incorporation of our report dated February 12, 1997 on the financial statements of Mississippi Power Company, included in this Form 8-K, into Mississippi Power Company's previously filed Registration Statement File Nos. 33-49320, 33-49649 and 333-20469.



/s/ Arthur Andersen LLP

Atlanta, Georgia
February 27, 1997